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                                                                EXHIBIT 10.03(b)

                            GENERAL HOST CORPORATION
                                   EXECUTIVE
                              COMPENSATION PROGRAM
                                  FISCAL 1996






                                              [GENERAL HOST CORPORATION LOGO]
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                            GENERAL HOST CORPORATION
                         EXECUTIVE COMPENSATION PROGRAM




I.    ELIGIBILITY AND PARTICIPATION

      Individuals eligible to participate are the following:

          -  Chief Executive Officer
          -  Operating Company Presidents
          -  Designated Corporate Staff Members

      The basis of participation for individuals who are permitted to enter the Program during the year will be determined at time of entry by the Chief Executive Officer.


II.   PROGRAM DESIGN

A.    GROUP 1 - CEO AND OPERATING COMPANY PRESIDENTS

      The Program is designed to pay a bonus that ranges up to 60% of base salary. The amount of the bonus award will be based on three factors:

          -  Operating Profit Objective Attainment
          -  Specific Objective Achievement
          -  Corporate Target Result Attainment

      1.     Corporate Profit Objective Attainment

             The Chief Executive Officer and Operating Company Presidents can earn bonuses ranging up to 30% of base salary, based on the relationship between reported operating income and the operating income objectives established by the Board's Compensation Committee. Operating income objectives will be set for the 3%, 15% and 30% payment levels. (Percentage achievement for operating income levels between the objectives established for the 3% and 15% levels, and the 15% and 30% levels, will be interpolated to the nearest percent.) Reported operating income will, in all cases, be computed (1) before interest expense, (2) before provisions for federal and state income taxes, (3) after provisions for payment of bonuses to the operating company president payable under this Program and to other operating company employees under any bonus program in effect for such operating company covering employees not covered by this Program, and (4) will be adjusted to reflect any variances for the year between actual and budgeted interest expense (both intercompany interest and outside interest expense). In the case of the Chief Executive Officer and Senior Executives of the corporation, profit objectives will be based upon net income per share, as reported in the Consolidated Audited Financial Statements for each fiscal year, and will be after appropriate provisions for payment of bonuses under this Program.


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             In determining the extent to which an individual has met his profit objectives, the Chief Executive Officer will have the discretion to reduce reported operating profit appropriately, for purposes of this Program, where reported profits were achieved by actions significantly at variance with planned profit achievement and which actions did not receive prior review and approval of the Chief Executive Officer.

             In addition, at the discretion of the Chief Executive Officer, reported operating profit for the performance year will be increased or decreased by an amount equal to 20% of the difference between the assets employed in the business at the beginning and end of the current performance year.

      2.     Specific Objective Achievement

             Up to 24% of base salary will be paid for the achievement of specific objectives. Operating profit levels will be established for each participant below which no bonus will be paid for specific objective achievement.

             The specific objectives will be developed between the participant and his immediate superior, and approved by the Chief Executive Officer. Objectives shall not be more than five (preferably four) specific items; these items will have a weighted value approved by the Chief Executive Officer and recorded with the Program Administrator.

             Within two weeks following the close of the year, each participant, in conjunction with the Program Administrator, is to submit a written summary of his degree of accomplishment of his specific objectives. This statement, together with a recommended award, shall then be submitted to the Chief Executive Officer.

             During the year, revisions to objectives, where appropriate, are to be submitted and approved by the Chief Executive Officer.


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B.    GROUP 2 - CORPORATE STAFF EXECUTIVES

      The Program is designed to pay a bonus that ranges up to a maximum of 48% of base salary. The amount of the bonus award will be based on corporate profit objective attainment, specific objective achievement, and corporate target result attainment.

      1.     Corporate Profit Objective Attainment

             Participants can earn bonuses ranging up to 20% of base salary, based on the relationship between reported profit and the profit objectives established by the Chief Executive Officer. Profit objectives will be set for the 3%, 10% and 20% payment levels. (Percentage achievement for profits between the objectives established for the 3% and 10% levels, and the 10% and 20% levels, will be interpolated to the nearest percent.) Reported profits will, in all cases, be computed after provisions for payments of bonuses under this Program and under any other bonus program in effect for Corporate staff employees.

             For purposes of this Paragraph IIB (1), provisions will be made for payment of bonuses (other than to the Chief Executive Officer) pursuant to Paragraphs IIA (1) and (2), before determining the extent to which the Corporate Target Result has been attained.

      2.     Specific Objective Achievement

             Up to 24% of base salary will be paid for the achievement of specific objectives (see Paragraph IIA (2) regarding establishment of specific objectives). Any bonus payable under this Paragraph is also subject to the following limitations: (1) if less than 75% of the Corporate Target Result is achieved, any bonus otherwise earned is reduced by 50%; (2) the Chief Executive Officer will establish a profit objective level for the Corporate Staff below which no bonus will be paid.


C.    CORPORATE TARGET RESULT ATTAINMENT

      When the Corporate Target Result is achieved, any Profit Objective bonus otherwise earned pursuant to IIA and IIB above shall be increased by 20%. The Corporate Target Result will be computed after provision for bonus payments under this Program.

      At the beginning of each year, the Chief Executive Officer determines the Corporate Target Result, subject to the approval of the Compensation Committee of the Board of Directors. The Corporate Target Result will be recorded with the Administrator along with the profit objectives and specific objectives of each participant.


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III.  GENERAL PROGRAM CONTROLS

      1. No awards will be paid with respect to achievement of specific objectives in a year when dividends (cash or stock in lieu of cash) on the Company's Common Stock are not paid. If a dividend is paid for a portion of the year, any specific objective achievement bonus otherwise earned will be pro-rated.

      2. Any bonus otherwise payable under this Program to the Chief Executive Officer or any Corporate Staff Member will be reduced proportionately to the extent necessary, if any, to prevent the Corporation from reporting a loss for the fiscal year in question.

      3. Anything herein to the contrary notwithstanding, no bonus will be paid to any individual whose overall performance during the year, in the judgment and at the discretion of his supervisor and the CEO, was unsatisfactory.

      4. In the event that profit targets are not attained, the Chief Executive Officer will have the discretion to recommend the payment of a reasonable and appropriate bonus for performance that was otherwise outstanding.



IV.   ADMINISTRATION

      1. Individual awards will be computed on base salary as of February 1 of the current fiscal year.

      2. The Program must be approved by the Compensation Committee of the Board of Directors. The CEO's objectives and the Corporate Target Result must also be approved by the Compensation Committee.

      3. The Chief Executive Officer and the Vice President, Human Resources will be the Administrators of the Program. They will prepare a report for the Compensation Committee by the end of February of each year, documenting last year's results and listing the year's:

           a. Program Participants
           b. Corporate Profit Objectives
           c. Specific Objectives for Each Participant
           d. Corporate Target Result
           e. Bonus Possibilities for Each Participant

      4. The Chief Executive Officer will have full and final discretion to determine the amount of bonus, if any, to be paid to any Participant who dies or retires during the year, or whose responsibilities are changed during the year, subject to the approval of the Board of Directors.

           In the event there is any dispute as to the amount of any bonus payable under this Program, the Board of Directors will have full and final discretion to resolve the matter as it deems equitable and appropriate.


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      5.   Any bonuses payable under this Program will be payable within a reasonable time after audited financial statements for the current fiscal year are available. All bonuses are subject to applicable payroll taxes.

      6. Any bonus payable under this Program may, at the Company's discretion, be paid in General Host's common stock in lieu of cash, which stock may be subject to certain restrictions in accordance with Federal Securities laws. In such event, the Company will consider the tax effects and either provide low cost tax loans or a cash payment to cover Participant's additional tax liability.


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                           GENERAL HOST CORPORATION
                        EXECUTIVE COMPENSATION PROGRAM


                            Bonus Potential Matrix
               Earnings Per Share Objective (Fiscal Year 1996)


                        EPS $0.26 (MINIMUM)                            EPS $0.54 (TARGET)
                ------------------------------------   ------------------------------------------------
                 PROFIT       SPECIFIC      MAXIMUM       PROFIT      SPECIFIC    CORPORATE    MAXIMUM
PARTICIPANTS    OBJECTIVE    OBJECTIVES    POTENTIAL    OBJECTIVE    OBJECTIVES     TARGET    POTENTIAL
- ------------    ---------    ----------    ---------    ---------    ----------   ---------   ---------
Group 1            3%           24%           27%          15%           24%         3%          42%
Group 2            3%           24%           27%          10%           24%         2%          36%

                               EPS $0.60 (MAXIMUM)
                ------------------------------------------------
                  PROFIT      SPECIFIC    CORPORATE     MAXIMUM
PARTICIPANTS    OBJECTIVE    OBJECTIVES     TARGET     POTENTIAL
- ------------    ---------    ----------   ---------    ---------
Group 1            30%          24%          6%           60%
Group 2            20%          24%          4%           48%